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                     [LETTERHEAD OF RENAISSANCERE HOLDINGS]


CONTACT:
Martin J. Merritt
Vice President - Finance
RenaissanceRe Holdings Ltd.
(441) 299-7230


 RenaissanceRe Provides Updated Outlook on 2001 Earnings and Initial Estimate of
 -------------------------------------------------------------------------------
                                  2002 Earnings
                                  -------------

     -- Expects Operating Earnings for Third Quarter Between $0.75 to $1.25 per Share

     -- Estimates Full Year 2001 Operating Earnings Between $6.50 and $7.00 Per Share and Projects 2002 Operating Earnings of $9.50 to $10.00 Per Share


Pembroke, Bermuda, October 2, 2001 - RenaissanceRe Holdings Ltd. (NYSE: RNR) indicated today that it currently expects to report operating earnings for the three months ended September 30, 2001 in the range of $.75 to $1.25 per share. Full year 2001 operating earnings are estimated to be in the range of $6.50 to $7.00 per share.

The Company also indicated that it is currently comfortable with projections of operating earnings of $9.50 to $10.00 per share for 2002, assuming normal loss activity and firming reinsurance market conditions.

RenaissanceRe provided its revised business outlook in advance of its presentation at the 2001 Bermuda Angle. The Company's presentation at the Bermuda Angle on October 3, 2001 at 11:45 a.m. Atlantic Daylight Time (10:45 a.m. Eastern Daylight Time) will be available via a live audio webcast and can be accessed through the agenda page of the Bermuda Angle website at www.bermudaangle.com. RenaissanceRe plans to report its full financial results for its third quarter ended September 30, 2001 after the market close on October 22.

The Company also reported that its net losses relating to the September 11, 2001 World Trade Center attack are currently expected to be $50 million, consistent with the Company's previous statement that it expected its share of losses from the attack to be significantly smaller than would be indicated by its catastrophe reinsurance market share.



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In addition, the Company said it expects gross losses arising out of the attack to be $150 million.

Separately, the Company announced that it filed a universal shelf registration statement providing for the issuance of up to $400 million of securities. The registration statement provides for the issuance of a broad range of different types of securities. The securities may be offered in amounts, at prices and on terms to be determined at the time of the offering. The registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities of any such state. Any offering will be made only by means of a written prospectus filed with and declared effective by the SEC, which prospectus or prospectus supplement will state the terms of the offering.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company's principal product is property catastrophe reinsurance.

Cautionary Statement under "Safe Harbor," Provision of the Private Securities Litigation Reform Act of 1995: Statements made in this news release contain information about the Company's future business prospects. These statements may be considered "forward-looking." These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future operations results, please refer to RenaissanceRe Holdings Ltd.'s filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended December 31, 2000 and Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001 and its current reports on form 8-K filed in 2001.

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